Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑3 (File Nos. 333‑202009 and 333-202252) and Forms S‑8 (File Nos. 333‑131656, 333‑148682, 333‑159938, 333‑168786, 333-182821, 333‑190435, 333‑197873, 333-203924, 333-211277 and 333-218911) of AMAG Pharmaceuticals, Inc. of our report dated February 28, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2018